UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

NorthStar Real Estate Income II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55189	90-0916682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion on January 31, 2018 of the transactions contemplated by that certain Master Combination Agreement, dated as of August 25, 2017, as amended and restated on November 20, 2017 (the “Combination Agreement”), by and among (i) Colony Capital Operating Company, LLC (“CLNS OP”), a Delaware limited liability company and the operating company of Colony NorthStar, Inc., a Maryland corporation (“CLNS”), (ii) NRF RED REIT Corp., a Maryland corporation and indirect subsidiary of CLNS OP (“RED REIT”), (iii) Colony NorthStar Credit Real Estate, Inc., a Maryland corporation (“Colony NorthStar Credit”), (iv) Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of Colony NorthStar Credit (“Credit OP”), (v) NorthStar Real Estate Income Trust, Inc., a Maryland corporation (“NorthStar I”), (vi) NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of NorthStar I (“NorthStar I OP”), (vii) NorthStar Real Estate Income II, Inc., a Maryland corporation (the “Company” or “NorthStar II”), and (viii) NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of the Company (“NorthStar II OP”).

Pursuant to the Combination Agreement, (i) CLNS OP contributed and conveyed to Colony NorthStar Credit a select portfolio of assets and liabilities (the “CLNS OP Contributed Entities”) of CLNS OP (the “CLNS OP Contribution”), (ii) RED REIT contributed and conveyed to Credit OP a select portfolio of assets and liabilities of RED REIT (the “RED REIT Contribution” and, together with the CLNS OP Contribution, the “CLNS Contributions”), (iii) at 11:56 p.m., Eastern Time, on January 31, 2018 (the “NorthStar I Merger Effective Time”), NorthStar I merged with and into Colony NorthStar Credit, with Colony NorthStar Credit surviving the merger (the “NorthStar I Merger”), (iv) at 11:56 p.m., Eastern Time, on January 31, 2018 (the “NorthStar II Merger Effective Time”), the Company merged with and into Colony NorthStar Credit, with Colony NorthStar Credit surviving the merger (the “NorthStar II Merger” and, together with the NorthStar I Merger, the “Mergers”), and (v) immediately following the Mergers, Colony NorthStar Credit contributed and conveyed to Credit OP the CLNS OP Contributed Entities and the equity interests of each of NorthStar I OP and NorthStar II OP then owned by Colony NorthStar Credit in exchange for units of membership interest in Credit OP (the “Credit Contribution” and, collectively with the Mergers and the CLNS Contributions, the “Combination”). The events described below took place in connection with the completion of the Combination.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated herein by reference.

On January 31, 2018, prior to the effective time of the Mergers, pursuant to the Combination Agreement, CLNS OP made the CLNS OP Contribution in exchange for approximately 44.4 million shares of the Class B-3 common stock, par value $0.01 per share, of Colony NorthStar Credit (the “Class B-3 Common Stock”). Each share of Class B-3 Common Stock will convert into one (1) share of Class A common stock, par value $0.01 per share, of Colony NorthStar Credit (the “Class A Common Stock”) upon the close of trading on February 1, 2019.

Immediately following the CLNS OP Contribution and prior to the effective time of the Mergers, pursuant to the Combination Agreement, RED REIT made the RED REIT Contribution in exchange for approximately 3.1 million units of membership interest in Credit OP (the “Credit OP Units”).

Pursuant to the Combination Agreement, prior to the completion of the NorthStar II Merger, in accordance with the Combination Agreement, (i) all 100 of the outstanding partnership units of NorthStar II OP held by NS Real Estate Income Advisor II, LLC (the “Limited Partner”), were redeemed for an aggregate payment from NorthStar II OP to the Limited Partner of $904 and (ii) all 100 of the special limited partnership units of NorthStar II OP held by NorthStar OP Holdings II, LLC, an affiliate of CLNS, were cancelled and terminated in full without payment of any consideration therefor.

At the NorthStar II Merger Effective Time, each share of the Company’s common stock, par value $0.01 per share (the “NorthStar II Common Stock”), issued and outstanding immediately prior to the NorthStar II Merger Effective Time was cancelled and converted into the right to receive 0.3511 shares of Class A Common Stock, plus cash in lieu of any fractional shares (the “NorthStar II Merger Consideration”).

Additionally, all of the shares of restricted stock granted under NorthStar II’s Long Term Incentive Plan that were outstanding immediately prior to the NorthStar II Merger Effective Time automatically became fully vested and entitled to receive the NorthStar II Merger Consideration.

Also pursuant to the Combination Agreement, at the NorthStar I Merger Effective Time, each share of NorthStar I common stock, par value $0.01 per share (the “NorthStar I Common Stock”), issued and outstanding immediately prior to the NorthStar I Merger Effective Time was cancelled and converted into the right to receive 0.3532 shares of Class A Common Stock, plus cash in lieu of fractional shares (the “NorthStar I Merger Consideration”). Additionally, all of the shares of restricted stock granted under NorthStar I’s Long Term Incentive Plan that were outstanding immediately prior to the NorthStar I Merger Effective Time automatically became fully vested and entitled to receive the NorthStar I Merger Consideration.

Immediately following the Mergers, Colony NorthStar Credit contributed and conveyed to Credit OP (i) the CLNS OP Contributed Entities, (ii) the equity interests of NorthStar II OP and (iii) the equity interests of NorthStar I OP, in exchange for an aggregate number of Credit OP Units equal to the sum of (A) 44,399,444, (B) the number of shares of Class A Common Stock issued pursuant to the NorthStar II Merger and (C) the number of shares of Class A Common Stock issued pursuant to the NorthStar I Merger, respectively.

In connection with the Combination, Colony NorthStar Credit issued approximately 40.4 million shares of Class A Common Stock to former NorthStar II stockholders and approximately 42.1 million shares of Class A Common Stock to former NorthStar I stockholders. Further, as noted above, Colony NorthStar Credit issued approximately 44.4 million shares of Class B-3 Common Stock to CLNS OP. Credit OP issued approximately 3.1 million Credit OP Units to RED REIT and approximately 126.9 million Credit OP Units to Colony NorthStar Credit.

In addition, prior to the closing of the Combination, Colony NorthStar Credit calculated the amount by which distributions by NorthStar I and NorthStar II from July 1, 2017 through January 30, 2018 (the “Measurement Period”) (excluding the dividend payment made on July 1, 2017) exceeded each such company’s funds from operations. On January 31, 2018, NorthStar I, which generated the least amount of cash leakage in excess of funds from operations during the Measurement Period, declared a special cash dividend (the “NorthStar I Special Dividend”) to the holders of record of the shares of NorthStar I Common Stock as of 9:00 p.m., Eastern Time, on January 31, 2018 (the “NorthStar I Record Holders”) in the amount of $0.013777364 per share of NorthStar I Common Stock, in order to true up the agreed contribution values of NorthStar I and NorthStar II in relation to each other. The NorthStar I Special Dividend has been deposited with NorthStar I’s transfer agent for further payment to the NorthStar I Record Holders in accordance with the Combination Agreement.

The issuance of the Class A Common Stock in connection with the Combination was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Colony NorthStar Credit’s registration statement on Form S-4 (File No. 333-221685) filed with the SEC on November 21, 2017 (as amended, the “Registration Statement”), and declared effective on December 6, 2017. The offer and sale of the Class B-3 Common Stock and Credit OP Units in the Combination were made in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act. The definitive joint proxy statement/prospectus of Colony NorthStar Credit, NorthStar I and NorthStar II, dated December 6, 2017 (as supplemented by Colony NorthStar Credit’s, NorthStar I’s and NorthStar II’s Current Reports on Form 8-K filed on January 8, 2018), which forms a part of the Registration Statement, contains additional information about the Combination and the other transactions contemplated by the Combination Agreement, which is incorporated by reference into this Item 2.01.

Shares of the Class A Common Stock were approved for listing on the New York Stock Exchange (the “NYSE”) and began trading under the symbol “CLNC” on the NYSE effective as of the opening of trading on February 1, 2018.

The foregoing description of the Combination Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Combination Agreement, which was filed as Exhibit 2.1 to the Registration Statement and is incorporated herein by reference.

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Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the NorthStar II Merger, each share of NorthStar II Common Stock issued and outstanding immediately prior to the NorthStar II Merger Effective Time was converted into the right to receive the NorthStar II Merger Consideration. At the NorthStar II Merger Effective Time, each of NorthStar II’s stockholders ceased to have any rights as stockholders of NorthStar II other than the right to receive the NorthStar II Merger Consideration.

Item 5.01. Changes in Control of the Registrant.

The information set forth in the Explanatory Note, Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the NorthStar II Merger Effective Time, as contemplated under the Combination Agreement, NorthStar II merged with and into Colony NorthStar Credit, with Colony NorthStar Credit continuing as the surviving entity. The aggregate consideration paid in connection with the NorthStar II Merger consisted of approximately 40.4 million newly issued shares of Class A Common Stock. As of the consummation of the Combination, CLNS and its affiliates owned approximately 37%, former NorthStar II stockholders owned approximately 31% and former NorthStar I stockholders owned approximately 32% of Colony NorthStar Credit, on a fully diluted basis.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2018, the Company filed Articles of Amendment to its charter (the “Charter Amendment”) removing from its charter certain provisions related to “Roll-Up Transactions.” The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Articles of Amendment of NorthStar Real Estate Income II, Inc.

3

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment of NorthStar Real Estate Income II, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colony NorthStar Credit Real Estate, Inc., as successor by merger to NorthStar Real Estate Income II, Inc.

Date: February 1, 2018	By:	/s/ David A. Palamé
David A. Palamé
General Counsel and Secretary